                                                                    Exhibit 1(b)

                          LOCKHEED MARTIN CORPORATION
                     LOCKHEED MARTIN TACTICAL SYSTEMS, INC.

                               PRICING AGREEMENT
                               -----------------



CS First Boston Corporation
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
Morgan Stanley & Co. Incorporated
c/o CS First Boston Corporation
    Park Avenue Plaza
    55 East 52nd Street
    New York, New York 10055


                                                                   June 21, 1996


Dear Sirs:

          Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated June 21, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"), which Designated Securities shall be fully and unconditionally guaranteed by Lockheed Martin Tactical Systems, Inc., a New York corporation ("the Guarantor"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Final Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed, or, in the case of a supplement, proposed to be filed or mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in
 Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Corporation and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Corporation for examination, upon request.

                                 Very truly yours,

                                 LOCKHEED MARTIN CORPORATION


                                 By:/s/  WALTER E. SKOWRONSKI
                                    ----------------------------
                                    Walter E. Skowronski
                                    Vice President and Treasurer


                                 LOCKHEED MARTIN TACTICAL
                                   SYSTEMS, INC.


                                 By:/s/  WALTER E. SKOWRONSKI
                                    ----------------------------
                                    Walter E. Skowronski
                                    Vice President and Treasurer

Accepted as of the date hereof:

CS FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

            On behalf of itself and each of the
            Underwriters

            CS FIRST BOSTON CORPORATION


            /s/  PETER A. FOWLER
            ---------------------------
            By:  Peter A. Fowler
            Title:  Director

                                   SCHEDULE I

                                   Principal Amount of Designated Securities
                                                to be Purchased
                                   -----------------------------------------
                                   6.625% Notes   7.45% Notes   7.70% Notes
Underwriter                          Due 1998       Due 2004      Due 2008
- -----------                        -------------  ------------  ------------

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055            $100,000,000  $110,000,000  $ 90,000,000

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167             100,000,000   110,000,000    90,000,000

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004             100,000,000   110,000,000    90,000,000

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
250 Vesey Street
New York, New York 10281             100,000,000   110,000,000    90,000,000

Morgan Stanley & Co.
  Incorporated
1585 Broadway
New York, New York 10036             100,000,000   110,000,000    90,000,000
                                    ------------  ------------  ------------
                                    $500,000,000  $550,000,000  $450,000,000
                                    ============  ============  ============

                                  SCHEDULE II



Registration Statement No.:  333-01939
- --------------------------

Title of Designated Securities:
- ------------------------------

  6.625% Notes Due 1998 (the "2-Year Notes")

  7.45% Notes Due 2004 (the "8-Year Notes")

  7.70% Notes Due 2008 (the "12-Year Notes")

Aggregate principal amount:
- ---------------------------

  2-Year Notes:          500,000,000

  8-Year Notes:          550,000,000

  12-Year Notes:         450,000,000


Price to Public:
- ----------------

     2-Year Notes:       99.987% of the principal amount,
                         plus accrued interest from June 15,
                         1996

     8-Year Notes:       99.818% of the principal amount,
                         plus accrued interest from June 15,
                         1996

     12-Year Notes:      99.972% of the principal amount,
                         plus accrued interest from June 15,
                         1996

Purchase Price by Underwriters:
- ------------------------------

     2-Year Notes:       99.662% of the principal amount,
                         plus accrued interest from June 15,
                         1996

     8-Year Notes:       99.193% of the principal amount,
                         plus accrued interest from June 15,
                         1996

     12-Year Notes:      99.297% of the principal amount,
                         plus accrued interest from June 15,
                         1996

 Specified funds for payment of purchase price:
 ---------------------------------------------

     Immediately available funds


Indenture:
- ---------

     Indenture, dated as of May 15, 1996, between the Corporation, the Guarantor and First Trust of Illinois, National Association, as Trustee

Maturity:
- ---------

     2-Year Notes:     June 15, 1998

     8-Year Notes:     June 15, 2004

     12-Year Notes:    June 15, 2008

Interest Rate:
- -------------

     2-Year Notes:     6.625%

     8-Year Notes:     7.45%

     12-Year Notes:    7.70%

Interest Payment Dates:
- -----------------------

     2-Year Notes:     June 15 and December 15, commencing
                       December 15, 1996

     8-Year Notes:     June 15 and December 15, commencing
                       December 15, 1996

     12-Year Notes:    June 15 and December 15, commencing
                       December 15, 1996

Redemption Provisions:
- ---------------------

     2-Year Notes:     No provisions for redemption

     8-Year Notes:     No provisions for redemption

     12-Year Notes:    No provisions for redemption

Sinking Fund Provisions:
- -----------------------

     2-Year Notes:      No sinking fund provisions

     8-Year Notes:      No sinking fund provisions

     12-Year Notes:     No sinking fund provisions


Optional Repayment:
- ------------------

     2-Year Notes:      None

     8-Year Notes:      None

     12-Year Notes:     None


Time of Delivery:
- ----------------

     9:00 a.m., June 26, 1996


Closing Location:
- ----------------

     Cravath, Swaine & Moore
     Worldwide Plaza
     825 Eighth Avenue
     New York, New York 10019


Names and addresses of Underwriters:
- -----------------------------------

     Underwriters:       CS First Boston Corporation
                         Bear, Stearns & Co. Inc.
                         Goldman, Sachs & Co.
                         Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated
                         Morgan Stanley & Co. Incorporated

     Address for Notice, etc.:  c/o CS First Boston Corporation
                                Park Avenue Plaza
                                55 East 52nd Street
                                New York, New York 10055
                                ATTN:  The Investment Banking
                                       Department/Transaction
                                       Advisory Group